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Exhibit 16

March 19, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We have read the statements made by MarkWest Energy Partners, L.P., (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A (Amendment No. 1) report dated February 23, 2004. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

PricewaterhouseCoopers LLP

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  Exhibit 16